Exhibit (d)(xv)

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This is an amendment (the “Amendment”), to become effective on September 11, 2025 to the Investment Advisory Agreement (the “Agreement”) made as of June 18, 2025, by and between Calamos Advisors LLC (the “Advisor”) and each entity identified as a “Subsidiary” on Schedule A thereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”), each an exempt company organized under the Companies Act of the Cayman Islands and a wholly-owned subsidiary of the series of Calamos ETF Trust (the “Trust” and each such series, a “Fund”) indicated on Schedule A.

WHEREAS, Schedule A to the Agreement contained errors in the names of certain Subsidiaries and Funds of the Trust and included Subsidiaries that had not yet been formed;

WHEREAS, the Advisor, the Trust and the Subsidiaries desire to correct such errors;

NOW THEREFORE, it is agreed by and between the parties as follows:

Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached to this Amendment.

EACH SUBSIDIARY SET FORTH ON
SCHEDULE A ATTACHED HERETO

By:	/s/ Erik D. Ojala
Name:	Erik D. Ojala
Title:	Director

CALAMOS ADVISORS LLC

By:	/s/ Tom Herman
Name:	Thomas E. Herman
Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED TO:

CALAMOS ETF TRUST, ON BEHALF OF
EACH FUND SET FORTH ON SCHEDULE A
ATTACHED HERETO

By:	/s/ Erik D. Ojala
Name:	Erik D. Ojala
Title:	Vice President and Secretary

SCHEDULE A

Fund	Subsidiary
Calamos Bitcoin Structured Alt Protection ETF – January	Calamos Bitcoin Structured Alt Protection ETF – January Sub 1
Calamos Bitcoin Structured Alt Protection ETF – April	Calamos Bitcoin Structured Alt Protection ETF – April Sub 1
Calamos Bitcoin Structured Alt Protection ETF – July	Calamos Bitcoin Structured Alt Protection ETF – July Sub 1
Calamos Bitcoin Structured Alt Protection ETF – October	Calamos Bitcoin Structured Alt Protection ETF – October Sub 1
Calamos Bitcoin 90 Series Structured Alt Protection ETF – January	Calamos Bitcoin 90 Series Structured Alt Protection ETF – January Sub 1
Calamos Bitcoin 90 Series Structured Alt Protection ETF – April	Calamos Bitcoin 90 Series Structured Alt Protection ETF – April Sub 1
Calamos Bitcoin 90 Series Structured Alt Protection ETF – July	Calamos Bitcoin 90 Series Structured Alt Protection ETF – July Sub 1
Calamos Bitcoin 90 Series Structured Alt Protection ETF – October	Calamos Bitcoin 90 Series Structured Alt Protection ETF – October Sub 1
Calamos Bitcoin 80 Series Structured Alt Protection ETF – January	Calamos Bitcoin 80 Series Structured Alt Protection ETF – January Sub 1
Calamos Bitcoin 80 Series Structured Alt Protection ETF – April	Calamos Bitcoin 80 Series Structured Alt Protection ETF – April Sub 1
Calamos Bitcoin 80 Series Structured Alt Protection ETF – July	Calamos Bitcoin 80 Series Structured Alt Protection ETF – July Sub 1
Calamos Bitcoin 80 Series Structured Alt Protection ETF – October	Calamos Bitcoin 80 Series Structured Alt Protection ETF – October Sub 1

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